Exhibit 15.3

CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:	Annual Report on Form 20-F of Nova Minerals Limited (the “Company”)

I, William J. Burnett of Yukuskokon Professional Services, in connection with the Company’s annual report on Form 20-F (and any amendments or supplements and/or exhibits thereto, the “Annual Report”), consent on behalf of Yukuskokon Professional Services to:

●	the public filing by the Company and use of the technical report titled “SK-1300 Initial Assessment Technical Report Summary for the Estelle Gold Project Alaska, USA” (the “Technical Report”), with an effective date of January 31, 2024 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Annual Report;

●	the use of and references to Yukuskokon Professional Services, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Annual Report and any such Technical Report; and

●	any extracts from or a summary of the Technical Report in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me on behalf of Yukuskokon Professional Services, that I supervised the preparation of and/or that was reviewed and approved by me on behalf of Yukuskokon Professional Services, that is included or incorporated by reference in the Annual Report.

Yukuskokon Professional Services employs professional geologists and engineers that conform to the SEC qualified person definition, and served as a qualified person as defined in S-K 1300 for Section 8 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections on behalf Yukuskokon Professional Services as discussed above of the Technical Report. I certify that I have read the Annual Report and that both fairly and accurately represent the information in the sections of the Technical Report for which Yukuskokon Professional Services is responsible.

Dated: October 29, 2024

Yukuskokon Professional Services

By:	/s/William J. Burnett
Name:	William J. Burnett
Title:	Geological Consultant